                                                                    EXHIBIT 99.1

US TELECENTERS, INC. AND VERMONT NETWORK SERVICES CORP.

Combined Financial Statements
For the Years Ended December 31, 1999 and 1998
Together with
Report of Independent Public Accountants

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To US TeleCenters, Inc. and Vermont Network Services Corp.:


We have audited the accompanying combined balance sheets of US TeleCenters, Inc. and Vermont Network Services Corp. (collectively, the Company) (see Note 1) as of December 31, 1999 and 1998, and related combined statements of operations, parent company's investment and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly in all material respects, the combined financial position of US TeleCenters, Inc. and Vermont Network Services Corp. as of December 31, 1999 and 1998, and the combined results of its operations and its combined cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 11, on February 18, 2000, certain assets and liabilities of the Company were acquired by a third-party and the Company ceased to exist as a stand alone entity.

                                                     /s/ ARTHUR ANDERSEN LLP
Boston, Massachusetts
April 11, 2000

US TELECENTERS, INC. AND VERMONT NETWORK SERVICES CORP.

Combined Balance Sheets
As of December 31, 1999 and 1998



                               ASSETS                                   1999           1998

CURRENT ASSETS:
   Cash                                                             $    65,978    $   358,879
   Accounts receivable, net of reserves of $409,694
        and $233,863, respectively                                    1,234,993      2,371,335
   Inventory                                                            176,303        176,854
   Other current assets                                                 108,502         35,062
                                                                    -----------    -----------

                Total current assets                                  1,585,776      2,942,130

PROPERTY AND EQUIPMENT, net                                           1,093,664      1,600,331

GOODWILL, net                                                                --      2,300,064

OTHER ASSETS                                                             83,550        100,139
                                                                    -----------    -----------

                Total assets                                        $ 2,762,990    $ 6,942,664
                                                                    ===========    ===========


LIABILITIES AND PARENT COMPANY'S INVESTMENT

CURRENT LIABILITIES:
   Accounts payable                                                 $ 1,050,067    $   636,012
   Other accrued liabilities                                            627,524        387,022
   Current portion of long-term debt                                     37,381        205,399
   Accrued payroll and related costs                                    548,073      1,262,397
   Due to Parent Company                                              2,957,590      3,539,046
   Accrued restructuring costs                                               --        784,982
   Other current liabilities                                            177,632        202,458
                                                                    -----------    -----------

                Total current liabilities                             5,398,267      7,017,316
                                                                    -----------    -----------



OTHER LONG-TERM LIABILITIES                                             165,443        232,720
                                                                    -----------    -----------

COMMITMENTS AND CONTINGENCIES (see Notes 7 and 8)

PARENT COMPANY'S INVESTMENT:
   Common stock, par value $.01, 11,000,000 authorized
       and 9,059,174 issued and outstanding at
       December 31, 1999 and 1998, respectively                          90,592         90,592
   Additional paid-in capital                                         2,358,165      2,358,165
   Accumulated deficit                                               (5,249,477)    (2,756,129)
                                                                    -----------    -----------

                Total Parent Company's investment                    (2,800,720)      (307,372)
                                                                    -----------    -----------

                Total liabilities and Parent Company's investment   $ 2,762,990    $ 6,942,664
                                                                    ===========    ===========



The accompanying notes are an integral part of these financial statements.

US TELECENTERS, INC. AND VERMONT NETWORK SERVICES CORP.

Combined Statements of Operations
For the Years Ended December 31, 1999 and 1998


                                                         1999            1998
REVENUES                                            $ 13,016,110    $ 21,078,661
                                                    ------------    ------------

COSTS AND EXPENSES:
   Costs of goods sold                                 1,822,132       3,238,943
   Sales and marketing expenses                        7,146,233      12,702,238
   General and administrative expenses                 4,091,860       3,514,801
   Impairment of goodwill                              2,133,510              --
   Restructuring and merger costs                        180,000       1,774,015
                                                    ------------    ------------

                  Total costs and expenses            15,373,735      21,229,997
                                                    ------------    ------------

LOSS FROM OPERATIONS                                  (2,357,625)       (151,336)

INTEREST EXPENSE                                        (135,723)       (186,895)
                                                    ------------    ------------

NET LOSS                                            $ (2,493,348)   $   (338,231)
                                                    ============    ============

NET LOSS PER COMMON SHARE (9,059,174 outstanding)   $       (.28)   $       (.04)
                                                    ============    ============



The accompanying notes are an integral part of these financial statements.

US TELECENTERS, INC. AND VERMONT NETWORK SERVICES CORP.

Statement of Changes in Parent Company's Investment
For the Years Ended December 31, 1999 and 1998


                                                           ADDITIONAL
                                COMMON     ACCUMULATED      PAID-IN
                                STOCK        DEFICIT        CAPITAL        TOTAL
                             -----------   -----------    -----------   -----------
Balance, December 31, 1997   $    90,592   $(2,417,898)   $ 2,358,165   $    30,859

Net loss                              --      (338,231)            --      (338,231)
                             -----------   -----------    -----------   -----------

Balance, December 31, 1998        90,592    (2,756,129)     2,358,165      (307,372)

Net loss                              --    (2,493,348)            --    (2,493,348)
                             -----------   -----------    -----------   -----------

Balance, December 31, 1999   $    90,592   $(5,249,477)   $ 2,358,165   $(2,800,720)
                             ===========   ===========    ===========   ===========



The accompanying notes are an integral part of these financial statements.

US TELECENTERS, INC. AND VERMONT NETWORK SERVICES CORP.

Combined Statements of Cash Flows
For the Years Ended December 31, 1999 and 1998


                                                                  1999           1998
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                 $(2,493,348)   $  (338,231)
     Adjustments to reconcile net loss to net cash provided
         by operating activities:
             Depreciation and amortization                        866,915      1,021,250
             Impairment of goodwill                             2,133,510             --
     Changes in assets and liabilities:
      Accounts receivable, net                                  1,136,342        589,419
      Inventory                                                       551        251,479
      Other assets                                                (56,851)       199,140
      Accounts payable                                            414,055       (615,399)
      Other accrued liabilities                                (1,932,363)      (384,664)
                                                              -----------    -----------

                  Net cash provided by operating activities        68,811        722,994
                                                              -----------    -----------


CASH FLOWS USED IN INVESTING ACTIVITIES:
      Purchase of property and equipment                         (193,694)      (434,180)
                                                              -----------    -----------

                  Net cash used in investing activities          (193,694)      (434,180)
                                                              -----------    -----------


CASH FLOWS USED IN FINANCING ACTIVITIES:
      Payments on capital leases                                 (168,018)      (106,201)
                                                              -----------    -----------

                  Net cash used in financing activities          (168,018)      (106,201)
                                                              -----------    -----------


NET (DECREASE) INCREASE IN CASH                                  (292,901)       182,613

CASH, beginning of year                                           358,879        176,266
                                                              -----------    -----------

CASH, end of year                                             $    65,978    $   358,879
                                                              ===========    ===========

SUPPLEMENTAL DISCLOSURES:
     Operating activities reflect:
      Interest paid                                           $  (135,723)   $  (152,032)
                                                              ===========    ===========



The accompanying notes are an integral part of these financial statements.

US TELECENTERS, INC. AND VERMONT NETWORK SERVICES CORP.

Notes to Combined Financial Statements
December 31, 1999 and 1998


(1)    THE BUSINESS

       US TeleCenters, Inc. (UST), a Delaware corporation, was formed in 1986 to establish a regional telecommunications and equipment distribution and service business. UST designs, sells, manages and supports telecommunications systems solutions for small and medium-sized businesses. In November 1996, UST merged with View Tech, Inc. and became a wholly-owned subsidiary of View Tech, Inc. (the Parent Company). In 1997, the Parent Company, through its wholly-owned subsidiary Vermont Network Services Corp. (NSC), acquired the assets of Vermont Telecommunications Network Services, Inc. (VTNSI). UST and NSC combined have agency agreements with Bell Atlantic, Bell South, GTE and Sprint. Subsequent to December 31, 1999, certain assets and liabilities of UST and NSC were acquired by Pentastar Communications, Inc. (Pentastar) (see
       Note 11).

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       PRINCIPLES OF COMBINATION

       The accompanying combined financial statements include the accounts of UST and its affiliate, NSC (collectively, the Company). All significant intercompany transactions related to these two entities have been eliminated.

       REVENUE RECOGNITION

       The Company sells both products and services. Product revenue consists of revenue from the sale of telephone equipment and is recognized at the time of shipment.

       The Company has agency agreements with various communications service providers whereby the Company receives commissions for the sale of local access, long-distance and Internet services on behalf of these providers. The agreements are subject to annual renewals. The Company generally recognizes revenue upon installation. Certain of the communications service providers have the right to credit or charge back future commission payments on orders canceled within a six month period from the date of order. The Company has established a reserve for cancellations based on historical results. As of December 31, 1999 and 1998, the cancellation reserves were $381,598 and $203,863, respectively. These cancellation reserves are included along with $28,096 and $30,000 of bad debt reserves at December 31, 1999 and 1998, as reductions in accounts receivable. The Company is not aware of any possible refunds or charge-backs that these entities might be seeking, which have not been reserved at December 31, 1999.

       In addition, under its agreement with Bell Atlantic, the Company receives commissions on management contracts. The Company recognizes these revenues at the time the service is rendered.

       In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB No. 101"). SAB No. 101, among other things, provides guidance on revenue recognition when customer acceptance and installation provisions exist. SAB No. 101 has been adopted by the Company.

       USE OF ESTIMATES

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

       CASH AND CASH EQUIVALENTS

       The Company considers all highly liquid investments with a maturity not exceeding three months at the date of purchase to be cash equivalents.

       INVENTORIES

       Inventories are accounted for on the basis of the lower of cost or market. Cost is determined on a FIFO (first-in, first-out) basis. Included in inventory is refurbished and used equipment held for resale in the ordinary course of business.

       PROPERTY AND EQUIPMENT

       Property and equipment are recorded at cost and include improvements that significantly add to utility or extend useful lives. Depreciation of property and equipment is provided using the straight-line method over estimated useful lives ranging from one to ten years. Expenditures for maintenance and repairs are charged to expense as incurred.

       INTANGIBLES

       The Company assesses the realizability of long-lived assets in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets. SFAS No. 121 requires among other things, that an entity review its long-lived assets, including intangibles, for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. As of December 31, 1999, the Company determined that the goodwill generated in connection with the acquisition of VTNSI was not realizable through future cash flows as a result of the sale of certain of its assets to Pentastar (see Note 11), and wrote-off previously recorded assets of $2,133,510 which is included as an operating charge in the combined statements of operations.

       INCOME TAXES

       As of December 31, 1999 and 1998, the Company was included in the consolidated tax returns of the Parent Company. Any of the tax benefits attributable to the Company's operation has been retained by the Parent Company. No dividend payment to the Parent Company was recorded related to the NOL carryforward asset due to their realization not being assured.

       CONCENTRATION OF RISK

       Items that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable, cash and investments, and the dependence on major clients.

       Accounts receivable subject the Company to potential credit risk with customers in the telecommunications industry. The Company performs on-going credit evaluations of its customers' financial condition but does not require collateral. The Company maintains its accounts with highly rated financial institutions.

       Approximately 86% of the Company's revenues are attributable to the sale of network products and services provided by Bell Atlantic and GTE. Termination or change of the Company's business relationship with Bell Atlantic and/or GTE, disruption in supply, failure of these suppliers to remain competitive in quality, function or price, or a determination by such suppliers to reduce reliance on independent distributors such as the Company could have an adverse effect on the Company. The Company believes it could become a sales agent for other providers with comparable terms if it were to lose its relationship with any of its providers. As of January 31, 2000, GTE terminated their business relationship with the Company (see Note 12).

       RECLASSIFICATIONS

       Certain prior year balances have been reclassified in order to conform to the current year presentation.

(3)    ACQUISITIONS

       VERMONT TELECOMMUNICATIONS NETWORK SERVICES, INC.

       On November 13, 1997, the Parent Company, through its wholly-owned subsidiary NSC, acquired the net assets of VTNSI, a Vermont corporation. Pursuant to the terms of the Asset Purchase Agreement, (the "Agreement"), NSC acquired ownership of the assets and assumed certain liabilities of VTNSI, effective November 1, 1997. The aggregate purchase price for the net assets of VTNSI consisted of (i) $2,000,000 cash paid at the closing,
       (ii) a promissory note in the original amount of $250,000, bearing interest at the rate of 8% per annum subsequently paid in full on November 21, 1998, (iii) a contingent note in the original amount of $250,000, bearing interest at the rate of 8% per annum payable in full on November 21, 1999, and (iv) $400,000 paid by the issuance of 62,112 shares of the Parent Company's common stock. The excess of the acquisition price over the net assets acquired was recorded as goodwill and was being amortized over 15 years. As of December 31, 1999, the remaining balance of goodwill was written off (see Note 2). The Parent Company, UST and NSC, entered into a settlement and general release agreement with the previous owner as of December 23, 1999 which relieved the Company of any further payments to the previous owner in exchange for $180,000. This settlement amount is included as a component of other accrued liabilities on the accompanying combined balance sheet and as restructuring and merger costs on the accompanying combined statement of operations.

(4)    INVENTORY

       Inventories are summarized as follows:

                                                DECEMBER 31,
                                              1999       1998
       Finished goods                       $108,765   $110,216
       Used and refurbished                   67,538     66,638
                                            --------   --------

                                            $176,303   $176,854
                                            ========   ========

(5)    PROPERTY AND EQUIPMENT, NET

       Property and equipment are summarized as follows:

                                                 DECEMBER 31,
                                             1999           1998
       Computer equipment and software   $ 2,277,738    $ 2,175,515
       Equipment                           1,262,541      1,668,459
       Furniture and fixtures              1,679,110      1,217,395
       Leasehold improvements                417,011        381,337
                                         -----------    -----------
                                           5,636,400      5,442,706
       Less accumulated depreciation      (4,542,736)    (3,842,375)
                                         -----------    -----------

                                         $ 1,093,664    $ 1,600,331
                                         ===========    ===========

(6)    LINES OF CREDIT

       The Parent Company and its wholly-owned subsidiary, UST, entered into a $15 million Credit Agreement (the "Credit Agreement") with a bank effective November 21, 1997. The Credit Agreement provides for three separate loan commitments consisting of (i) a Facility A Commitment of up to $7 million; (ii) a Facility B Commitment of up to $5 million and (iii) a Facility C Commitment of up to $3 million. The Facility B Commitment expired on December 1, 1998. Amounts under the Credit Agreement are collateralized by the assets of both the Parent Company and UST. Funds available under the Credit Agreement will vary from time to time depending on many factors including, without limitations, the amount of Eligible Trade Accounts Receivable and Eligible Inventory of the Company, as such terms are defined in the Credit Agreement. The Credit Agreement requires both the Parent Company and UST to comply with various financial and operating loan covenants. The debt was carried on the financial statements of the Parent Company.

       On August 5, 1999, the Parent Company received a Notice of Event of Default and Notice of Reservations of Rights from the bank. The Facility C Commitment was terminated. On November 12, 1999, the Parent Company received a commitment letter from the bank outlining the terms of a six month forbearance. In conjunction with the acquisition of UST by Pentastar (see Note 11), UST was relieved of any responsibility under the Credit Agreement as of January 1, 2000.

(7)    OTHER LONG-TERM LIABILITIES

       CAPITAL LEASE OBLIGATIONS

       The Company leases certain equipment and furniture under capital lease arrangements. The following is a schedule of future minimum lease payments required under capital leases, together with their present value as of December 31, 1999.

                YEARS ENDING
                DECEMBER 31,
                   2000                                        $  51,795
                   2001                                           47,378
                   2002                                           42,238
                   2003 and thereafter                            15,979
                                                               ---------

                   Net minimum lease payments                    157,390
                   Less amounts pertaining to interest           (30,845)
                                                               ---------

                   Present value of capital lease obligation   $ 126,545
                                                               =========

       The current portion due under capital lease obligations at December 31, 1999 and 1998 was $ 37,381 and $205,399, respectively.

(8)    COMMITMENTS AND CONTINGENCIES

       The Company leases various facilities under operating leases expiring through 2002. Certain leases require the Company to pay increases in real estate taxes, operating costs and repairs over certain base year amounts. Lease payments for the years ended December 31, 1999 and 1998, were $648,404 and $729,478, respectively.

       Minimum future rental commitments under noncancelable operating leases are as follows:

                YEARS ENDING
                DECEMBER 31,
                   2000                  $418,470
                   2001                   249,642
                   2002                    32,672
                   2003                        --
                   2004 and thereafter         --
                                         --------

                                         $700,784
                                         ========

       These obligations were assumed by Pentastar pursuant to the asset purchase agreement (see Note 11).

       The Company has been named in employee related lawsuits. The Company is vigorously defending itself against such matters and does not expect the outcome to have a material adverse impact on its financial position.

(9)    RETIREMENT SAVINGS PLAN

       The Company participates in 401(k) retirement plans for its employees. Employer contributions to the 401(k) plans for the years ended December 31, 1999 and 1998 and were approximately $33,888 and $72,505, respectively.

(10)   RELATED PARTY TRANSACTIONS

       As of December 31, 1999, the Company had a payable of $2,957,590 to its Parent Company. Transactions between its Parent Company and the Company primarily relate to the allocation of overhead, including general and administrative expenses and accounts receivable UST had collected on behalf of the Parent Company. In connection with the acquisition of the Company by Pentastar subsequent to year end, all intercompany balances were forgiven (see Note 11).

(11)   OTHER EVENTS

       UST's agency agreement for telemarketing services with GTE has been terminated effective January 31, 2000, which accounted for 11% and 19% of UST's revenue for the years ended December 31, 1999 and 1998, respectively. UST continues to telemarket products for Bell Atlantic and other communication service providers and expects to replace this business with other service providers.

       On February 18, 2000, Pentastar acquired certain assets and liabilities of the Company in return for payment of cash and Pentastar common stock. The Parent Company retained other liabilities and the Company ceased operations as a stand alone entity. Total consideration received approximated the value of the net assets sold.



5